Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2026, with respect to the consolidated financial statements of Ton Strategy Company, included in its Annual Report on Form 10-K for the years ended December 31, 2025 and 2024, filed with the Securities and Exchange Commission.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

July 10, 2026